UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the registrant’s previously reported and ongoing bankruptcy proceedings, on July 10, 2008, the registrant held an auction for the sale of its Proton Energy Systems, Inc. subsidiary, or Proton. As a result of the auction, on the same date the registrant entered into a Stock Purchase Agreement, dated as of June 4, 2008, with F9 Investments, LLC, pursuant to which F9 Investments will purchase from the registrant all of the shares of Proton’s common stock. The purchase price for Proton under the agreement is $10,187,000, which may be reduced by a working capital adjustment of up to $1,500,000. The registrant will also be required to pay a breakup fee and expenses totaling up to $335,000 to Baker Companies, Inc., the original or “stalking horse” bidder in the auction. The sale of Proton to F9 Investments is subject to approval of the bankruptcy court.

The Stock Purchase Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full agreement.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2008, The Nasdaq Stock Market notified the registrant that it would file a Form 25-NSE with the Securities and Exchange Commission to complete the delisting of the registrant’s common stock from The Nasdaq Capital Market. The Nasdaq Stock Market filed the Form 25-NSE on July 9, 2008. The registrant’s stock will be delisted from The Nasdaq Capital Market ten days after the filing of the Form 25-NSE. The registrant’s common stock was suspended from trading on The Nasdaq Capital Market on June 20, 2008 and has not traded on the exchange since such date.

Item 8.01. Other Events.

On July 9, 2008, the registrant, on behalf of itself and its Northern Power Systems, Inc. subsidiary, filed Statements of Financial Affairs and Schedules of Assets and Liabilities (collectively, the “Bankruptcy Schedules”) with the United States Bankruptcy Court for the District of Delaware. The Bankruptcy Schedules contain financial information that has not been audited or reviewed by independent accountants, is not presented in accordance with generally accepted accounting principles and may be subject to future reconciliation and adjustments. The information contained in the Bankruptcy Schedules has been prepared in accordance with applicable law under the Bankruptcy Code and is not to be used for investment purposes. There can be no assurance that the Bankruptcy Schedules are complete. The Company may amend or otherwise change the information contained in the Bankruptcy Schedules at a future date. The Bankruptcy Schedules for the registrant and Northern Power Systems are available without charge on the website of the Company’s Claims Agent, Epiq Systems, Inc. at www.epiqbankruptcysolutions.com by clicking on “Case Information” and searching in the “Distributed Energy Systems Corp.” case docket for documents filed on July 9, 2008.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Stock Purchase Agreement by and between the registrant and F9 Investments, LLC, dated as of July 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: July 14, 2008	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement by and between the registrant and F9 Investments, LLC, dated as of July 10, 2008.